                                                                   EXHIBIT 10.43

                              ENGAGEMENT AGREEMENT

     THIS AGREEMENT made as of January 1, 2000 (the "Effective Date"), by and between ON Technology Europe Geschaftsfuhrungs GmbH, a German corporation (the "Company"), and Mr. Harald Faulhaber (the "Sales Director - Central & Southern Europe").

     WHEREAS, the Sales Director - Central & Southern Europe has been employed by the Company in the past, and the Sales Director - Central & Southern Europe and the Company now desire to enter into a new relationship;

     NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

     1. New Engagement. The prior relationship between the parties is hereby terminated. The Company hereby re-engages to Sales Director - Central & Southern Europe with the title of Geschaftsfuhrer, and the Sales Director - Central & Southern Europe hereby accepts such engagement by the Company, upon the terms and conditions hereinafter set forth.

     2.   Management Duties.

          2.1 The Sales Director - Central & Southern Europe shall be entitled and obliged to represent the Company and to manage its business in accordance with all applicable laws and statutory regulations, the articles of incorporation, the rules of administration, if any, as well as the provisions hereof, and shall be bound by shareholders' resolutions.

          2.2 The Sales Director - Central & Southern Europe shall bear particular responsibility for sales activities in Germany, Austria, Switzerland, Eastern Europe, Italy & Spain.

          2.3 The Sales Director - Central & Southern Europe shall in all situations obtain the prior consent of the Company's stockholders for matters exceeding the day-to-day running of the business of the Company, including those examples listed on Appendix A1 hereto.

          2.4 The Sales Director - Central & Southern Europe shall report to the European Managing Director.

          2.5 The Sales Director - Central & Southern Europe shall execute his office with the care and diligence of a prudent businessman and shall faithfully perform the duties entrusted to him by law and contract. He shall be obligated to serve and promote the business of the Company to the best of his ability, for the purpose thereof he shall place at the disposition of the Company all of his knowledge and ability as well as his entire working capacity, and agrees not to accept or perform full or part time employment or consulting services, or other "free lance" activities for any other business or non-profit entity, unless otherwise approved in writing by the Company's stockholders. The Sales Director - Central & Southern Europe may, however, render general business advice to third parties without remuneration or in connection with the Sales Director - Central & Southern Europe's investment activities so long as such activity does not (a) constitute employment by another company; (b) violate the Sales Director - Central & Southern Europe's Non-Solicitation obligations set forth in Section 9 herein; or (c) interfere with the Sales Director - Central & Southern Europe's said full time and best efforts obligations to the Company.

     3. Term. Unless sooner terminated as provided below, the Sales Director - Central & Southern Europe's engagement hereunder shall terminate on the five-year anniversary of the Effective Date hereof (such period, as it may be extended, being referred to herein as the "Engagement Period" and prior to any extension, as the Initial Engagement Period). The parties may extend the Initial Engagement Period hereafter as they may mutually agree by written amendment hereto.

     4. Compensation. The Company agrees to pay the Sales Director - Central & Southern Europe as follows in consideration for his services hereunder for the Initial Engagement Period:

          4.1 Base Salary. Company hereby agrees to pay the Sales Director - Central & Southern Europe a salary of Fifteen Thousand Five Hundred Deutschmarks (DM 15,500) per month beginning as of the Effective Date (the "Base Salary") in accordance with Company's present payroll policies.

          4.2 Incentive Compensation. In addition, the Sales Director - Central & Southern Europe will be eligible for an annual incentive bonus, payable under the terms of the executive compensation plan of ON Technology Corporation, a Delaware corporation (such plan described at Schedule 2 hereof), of Two Hundred Fourteen Thousand Deutschmarks (DM 214,000), at 100% of achievement of objectives.

     5. Other Benefits. The Sales Director - Central & Southern Europe shall also be entitled to the following benefits of the Company:

          5.1 Vacations. Sales Director - Central & Southern Europe shall be entitled to 30 days' paid vacation time per year.

          5.2 Additional Compensation and Benefits. The Sales Director - Central & Southern Europe shall receive the following additional benefits: a leased company car of his own choice up to a total leasing sum DM 2,000 net per month during his employment with the Company. The Sales Director - Central & Southern Europe may also use this vehicle for private purposes. Operating and maintenance expenses will be paid by the Company with the exception of costs for gasoline used for vacation trips. The Vehicle may only be used by a third party upon prior approval of the Company. The Sales Director - Central & Southern Europe is responsible for paying the tax imposed on the monetary advantage of the private use of the vehicle. The Sales Director - Central &

     Southern Europe will also be entitled to such additional compensation and benefits as the Company may award from time to time in its sole discretion.

          5.3 Expenses. The Sales Director - Central & Southern Europe shall be entitled to reimbursement, upon substantiation thereof in accordance with the Company's standard procedures, for all reasonable expenses in the ordinary course of business, and incurred by the Sales Director - Central & Southern Europe in the furtherance of the Company's business.

     6.   Termination. Termination may occur as follows:

          6.1 By the Company. The Company may terminate the Sales Director - Central & Southern Europe's engagement as follows:

                (a) Automatically upon expiry of the Engagement Period (Initial or otherwise);

                (b)   Without notice for "cause" as defined atss.6.3 herein;

                (c) Upon the death of the Sales Director - Central & Southern Europe;

                (d) Upon any disability that prevents the Sales Director - Central & Southern Europe from rendering services to the Company consistent with his duties for a period of six (6) consecutive months or more; or

                (e) Upon ninety (90) days' advance notice without "cause" and subject to any payment due underss.6.4 herein.

          6.2 By Sales Director - Central & Southern Europe. The Sales Director - Central & Southern Europe may terminate his engagement by the Company upon expiry of the Engagement Period (Initial or otherwise), or at any time following a material breach hereof that remains uncured by the Company, and which the Company fails to cure within thirty days after written notice.

          6.3   Cause.  For purposes of this Section, "cause" means:

                (a) Participating in any crime or similar offense involving money or other property of the Company;

                (b)   Conviction of a felony;

                (c) Continuing failure or refusal to perform directives, consistent with the Sales Director - Central & Southern Europe's duties hereunder after (i) notice that such failure will be deemed to constitute cause for termination and (ii) a reasonable opportunity to cure such failure or refusal;

                      (d) Failure to adhere to material written Company policies; or

                      (e) Knowing and material violation of Section 7, 8 or 9 herein.

                6.4 Payments Upon Termination. All forms of compensation payable to the Sales Director - Central & Southern Europe hereunder shall cease effective as of the date of any termination under ss.ss. 6.1(a) - (d) herein. However, the Company shall pay the Sales Director
          - Central & Southern Europe the equivalent of six (6) months' worth of its full compensation (defined as Base Salary, averaged Incentive bonus, averaged Incentive Compensation and Other Benefits) as severance pay in the event of termination of the Sales Director - Central & Southern Europe pursuant to ss. 6.1(e) herein if termination occurs six (6) months or more prior to the end of the Initial Engagement Period or, if termination occurs within such period, a severance amount that is reduced pro rata according to the amount of the term remaining hereunder, subject to the Company's present severance pay policy. The Sales Director - Central & Southern Europe shall not be entitled to receive any compensation or benefits after termination of his engagement by the Company other than as specifically set forth in this Section.

                6.5 Return of Media. In the event of termination, the Sales Director - Central & Southern Europe shall deliver all Media (as defined for the purposes of ss. 7 herein) to the Company immediately, and shall destroy any reproductions thereof not delivered to the Company.

                6.6 Notice of termination of the Sales Director - Central & Southern Europe's appointment shall be construed as notice of termination of this Agreement to take effect at the earliest possible time.

                6.7 Survival of Obligations. The obligations of the Sales Director - Central & Southern Europe underss.ss.7, 8, 9, 11 & 13 shall survive termination hereof.

          7.    Protection of Proprietary Information.

                7.1 For the purposes of this and the following section, the term "Company" shall include the Company as previously defined, plus any parent or subsidiary thereof. "Proprietary Information" is defined for the purposes of this and the following section as any and all information (in whole or in part) that the Sales Director - Central & Southern Europe will in future make, conceive, reduce to practice, fix in tangible form, or acquire while employed by the Company (either solely or jointly with others), and that are within the scope of his engagement hereunder or related thereto, or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the Company's business, and is treated by the Company as confidential (whether or not marked "Confidential" or "Proprietary"). The development and acquisition of the Proprietary Information are the result of great effort and expense on the part of the Company and are critical to the success and survival of the Company.

                7.2 By way of illustration but not limitation, Proprietary Information includes (a) trade secrets; (b) inventions, processes, designs, including parents or patent applications thereon; (c) confidential research or development information; (d) works of authorship, including copyrights therefor, or (e) mask works. Proprietary Information also includes data, formulas, computer programs, documentation and software, know-how, improvements, discoveries, developments, designs, algorithms, techniques, strategies, new products, marketing plans, forecasts, unpublished financial statements, contract forms, budgets, projections, license, prices, costs, customer and supplier lists and employee rosters, and any other information of a similar nature not available to the public, whether oral or written, in drawings or in machine readable form.

                7.3 "Intellectual Property Rights" is defined for the purposes of this and the following section as all patent, copyright, trade secret, and any other rights associated with the Proprietary Information or the Inventions.

                7.4 "Media" is defined for the purposes of this and the following section as all documents, notes, drawings, specifications, data, computer disks, cassettes, and any tangible medium of expression pertaining to the Sales Director - Central & Southern Europe's work hereunder or containing any Proprietary Information.

                7.5 The Sales Director - Central & Southern Europe recognizes that his relationship with the Company is one of high trust and confidence by reason of access to and contact with the trade secrets and other confidential information of the Company in technical and commercial matters, and also with respect to such secrets and information of the Company's customers, vendors and other parties to whom the Company may owe an obligation of confidence. The Sales Director - Central & Southern Europe therefore agrees that the Sales Director - Central & Southern Europe shall at all times during the Sales Director - Central & Southern Europe's engagement and thereafter protect the Proprietary Information and other confidential information of the Company or that belonging to third parties who may have disclosed such information to the Company under an obligation of confidentiality; not disclose to others or use for the Sales Director
          - Central & Southern Europe's own benefit or for the benefit of any person other than the Company any Proprietary Information (whether or not learned, obtained or developed solely by the Sales Director - Central & Southern Europe or jointly with others).

                7.6 The Company is a work-for-hire author for copyright law purposes of all computer programs, databases or other writings made hereunder, and All Proprietary Information and the Intellectual Property Rights are and shall remain the sole property of the Company. But the Company may nonetheless request an assignment in lieu or as a supplement of such rights. The Sales Director - Central & Southern Europe hereby assigns to the Company, now and in advance, any Intellectual Property rights that the Sales Director - Central & Southern Europe may have now or shall acquire later.

          8.    Inventions, etc.

                8.1 "Inventions" shall mean all Proprietary Information made, conceived, reduced to practice or learned by the Sales Director - Central & Southern Europe, either alone or jointly with others, during the period that he is employed by the Company, whether or not during normal working hours or on Company premises, that is related to or useful in the business of the Company and results from tasks assigned to him by the

     Company, or from the use of premises or equipment owned, leased, or contracted for by the Company.

          8.2 The Sales Director - Central & Southern Europe shall disclose promptly all Inventions to the Company, or to any persons designated by it.

          8.3 Sales Director - Central & Southern Europe agrees that all Intellectual Property Rights to the Inventions shall become the sole property of the Company. The Sales Director - Central & Southern Europe hereby assigns to the Company any rights that he may have or acquire in the Inventions. The Sales Director - Central & Southern Europe further agrees as to the Inventions to assist the Company in every proper way, at the Company's expense, to secure or enforce from time to time all Intellectual Property Rights in any and all countries and jurisdictions. These services shall include, but not be limited to, preparing and executing any and all documents needed to secure or enforce the Intellectual Property Rights, together with any assignments thereof, and the giving of testimony, in court or otherwise, when needed. The Sales Director- Central & Southern Europe's obligation under this section shall survive termination hereof, but the Company shall compensate the Sales Director- Central & Southern Europe at a reasonable rate for all time spent at the Company's request.

          8.4 In the event that the Company is unable, after reasonable effort, to secure the Sales Director- Central & Southern Europe's signature on any document needed to secure or enforce the Intellectual Property Rights, whether because of physical or mental incapacity, or any other reason, the Sales Director- Central & Southern Europe hereby designates and appoints the Company and its duly authorized officers and agents irrevocably as the Sales Director- Central & Southern Europe's agents and attorneys-in-fact to act for and in the Sales Director-Central & Sales Europe's behalf and stead, and to do all other lawfully permitted acts to further the prosecution and issuance of the Intellectual Property Rights with the same legal force and effect as if executed by the Sales Director-Central & Southern Europe.

     9.   Non-Solicitation.

          9.1 Until the later to occur of (1) the five-year anniversary of the date hereof or (2) a period of twelve (12) months following the termination, for any reason, of the Sales Director- Central & Southern Europe's engagement by the Company, the Sales Director- Central & Southern Europe will not, without the Company's prior written approval, directly or indirectly:

                (a) Recruit, solicit or knowingly induce, or attempt to induce, any employee or consultant of the Company to terminate his employment or consulting relationship with, or otherwise cease his relationship with, the Company, or

                (b) Solicit, divert or take away, or attempt to do so, the business or patronage of any clients, customers, or accounts, or prospective clients, customers or accounts, of the Company (defined for the purposes hereof, as any individual or entity whose business is solicited by the Company, or who approaches the Company, with respect to possibly becoming a client, customer, or account during the Engagement Period or Initial Engagement Period).

          9.2 If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it covers too long a period of time, too great a range of activities, or too broad a geographic are, it shall be narrowed to cover the maximum period of time, range of activities or geographic areas that may be enforceable.

          9.3 The Sales Director- Central & Southern Europe acknowledges that the restrictions contained in this Section are necessary for the protection of the business and goodwill of the Company and are considered by the Sales Director- Central & Southern Europe to be reasonable for this purpose. The Sales Director- Central & Southern Europe agrees that any breach of this Section will cause the Company substantial and irrevocable damage and, therefore, in the event of any such breach, in addition, to such other remedies which may be available, the Company will have the right to seek specific performance and injunctive relief.

     10. Former and Other Employment. The Sales Director- Central & Southern Europe represents that his performance hereunder does not and will not breach any prior agreement with or commitment to any third party to (i) keep proprietary information acquired by him in confidence or trust, or (ii) refrain from competing, directly or indirectly, with the business of such other party. The Sales Director- Central & Southern Europe covenants that he shall not enter into any agreement, either written or oral that conflicts herewith. The Sales Director- Central & Southern Europe represents, as part of the consideration for this Agreement, that the Sales Director- Central & Southern Europe has not brought and shall not bring to the Company any materials or documents of a former or other employer or client that are not generally available to the public unless he has first obtained express written authorization to do so.

     11. Publicity; Use of Marks. The Sales Director- Central & Southern Europe shall not at any time use the Company's name or any of the Company trademark(s) or trade same(s) in any advertising or publicity without the prior written consent of the Company.

     12.  Miscellaneous.

          12.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters herein, supercedes all prior understandings and agreements, whether written or oral, and may not be amended or modified except by an instrument in writing signed by both parties hereto.

          12.2 Successors and Assigns. This Agreement is binding upon and inures to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, although the obligations of the Sales Director- Central & Southern Europe are personal and may be performed only by him.

          12.3 Severability. If any provision hereof is held invalid, illegal or unenforceable, that provision shall be construed so as to most closely reflect the original intent of the parties, but still be enforceable, and the remaining provisions shall continue in full force and effect and shall not be affected or impaired thereby.

          12.4 Captions. Captions have been inserted herein solely for convenience of reference, and in no way define, limit or affect the scope or substance of any provision hereof.

          12.5 Notices. Any notice hereunder shall be in writing and delivered by hand or sent by Federal Express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which a given party may have given notice:

         To the Company:   ON Technology Geschaftsfuhrungs GmbH- ON Technology
                           Corporation, Waltham Woods, 880 Winter Street
                           Waltham, MA 02451-1449, USA
                           Attn: Mr. Steve Wietrecki, Director

         With a Copy to:   ON's Legal Department
                            (same address)

     To the Sales Director- Harald Faulhaber, Forststrasse 27, Unterhaching, Germany Central & Southern Europe:

Such notice shall be deemed received (a) on the date actually delivered if delivered personally, by overnight courier or by telefax, or (b) three business days after being mailed if sent via registered or certified mail.

          12.6 Injunctive Relief. The Sales Director- Central & Southern Europe acknowledges and agrees that the extent of the damage to the Company in the event of a breach by the Sales Director- Central & Southern Europe of any of the covenants contained herein would be difficult or impossible to ascertain, and that there would be no adequate remedy at law available to the Company in the such event. The Sales Director- Central & Southern Europe agrees therefore that the Company shall be entitled to enforce any or all of the covenants contained herein by injunctive or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

          12.7 Governing Law and Jurisdiction. This Agreement, and all transactions hereunder shall be construed, interpreted and enforced in accordance with the law and in the courts of the Republic of Germany. The Sales Director- Central & Southern Europe agrees to submit to the jurisdiction of the said courts for the purposes of suit therein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the same to take effect as a sealed instrument, as of the date first written above.

ON Technology Europe Geschaftsfuhrungs GmbH       Sales Director- Central & Southern
Europe




By:___________________________                    ___________________________________
Name: Steve Wietrecki                             Harald Faulhaber
Title: Managing Director

Schedule 1 to Engagement Agreement
----------------------------------

between ON Technology Europe Geschaftsfuhrungs GmbH

and

Harald Faulhaber

The Sales Director - Central and Southern Europe shall in all situations obtain the prior consent of the Company's stockholders for matters exceeding the day-to-day running of the business of the Company, including those examples listed Appendix A1 attached hereto.

Schedule 2 to Engagement Agreement
----------------------------------

between ON Technology Europe Geschaftsfuhrungs GmbH

and

Harald Faulhaber

The ON Technology Corporation executive compensation plan (designated as "On Technology Corporation Fiscal Year 2000 commission plan for Area Sales Managers") is attached as Appendix A2 attached hereto.

Appendix A1
-----------

The following matters shall be deemed to exceed the day-to-day business of the ON Technology Europe GmbH and its related entities (the "Company")

     1.   Adoption of a yearly budget;
     2.   Approval of any measure that exceeds the yearly budget;
     3.   Sale or lease of a substantial amount of the Company's assets;
     4. Acquisition of a substantial amount of the assets or stock of another company;
     5.   Establishment or closing of a branch office;
     6. Entering into, altering or terminating a joint venture, partnership or profit sharing agreement with another company;
     7.   Insurance of Company stock;
     8. Establishment of a new line of business of the Company or terminating or substantially altering an existing one;
     9. Signing, altering or terminating any license agreement outside of the ordinary course of business of the Company.
     10. Purchase, sale or encumbrance of real estate of any value or of other fixed asset that exceeds DM 50,000 in value;
     11. Standing as a surety, giving a guarantee, accepting a joint and several liability for third parties, or granting a pledge or other collateral for third parties other than the discounting of bills of exchange in the ordinary course of business of the Company;
     12. Granting a loan or accepting deferred payment terms or taking out a loan outside of the ordinary course of business or budget of the Company;
     13. Waiver or subordination of any claim outside of the ordinary course of business or budget of the Company;
     14.  Signing, altering or terminating leases;
     15. Hiring of personnel other than through the standard personnel policies of the Company;
     16.  Giving pension promises;
     17. Appointing or revoking any general power of attorney or of commercial procuration ("Prokura");
     18. Signing, altering or terminating a contract proving for a change of Company management;
     19. Signing, altering or terminating an agreement with another director of the Company;
     20.  Entering into new or altering existing banking relationships;
     21. Authorizing any payment by the Company that equal or exceeds DM 50,000 in value.

Appendix A2
-----------

                       ON Technology Europe GmbH & Co. KG
            Fiscal Year 2000 commission Plan for Area Sales Managers

Effective January 1, 2000

Scope
-----
This commission plan (Plan) sets forth the objectives, territory, assignment, individual responsibilities and commission plan for you as an ON Technology Europe GmbH & Co. KG Area Sales Manager (ASM). Nothing in this plan shall be construed to create a term contract or a guarantee of employment between ON and any participation for any specific period of time.

Area Sales Manager's Responsibilities
-------------------------------------
ASMs are directly responsible for the sale of ON's products and services within their assigned territories to achieve their assigned revenue quotas for fiscal year 2000. They are further responsible for maintaining healthy relationships with customers within their territory and for facilitating the development of ON sales outside of their territory through cooperation with other ON sales managers. ASMs are also expected to support ON's marketing programs, pricing models, and sales policies with high standards of personal and professional integrity. Finally, they are responsible for developing a sales plan for their territory and providing regular feedback to management regarding business opportunities and problems.

Administration of the Plan
--------------------------
The Plan will be effective throughout ON's Fiscal Year from January 1, 2000 through December 31, 2000. ON reserves the right to modify the plan at any time with 90 days written notice to the Plan participants. The European Managing Director (or equivalent) shall administer the Plan and shall have final responsibility and authority to resolve any disputes that arise with the plan, including those related to the division of commission payments between Area Sales Managers.

Territory Assignment
--------------------
Each ASM will have responsibility for accounts in a specified territory or vertical market within a specified territory. The territory and markets assigned to you are described in attachment A.

Definition of a Booking
-----------------------
Orders for ON Command CCM products and services will be counted as a Booking for compensation purposes when received and has accepted an unconditional purchase order and signed a License Agreement. Any portion of the order that is conditional or related to unreleased versions of the ON Command CCM product shall not be included in the amount of the order that is considered a Booking. Commissions are paid based on the Net Booking Value of the order. Net Booking Value is calculated as list price for the product or service minus any discounts or allowances. Booking revenues for which commissions may be earned include:
Software license fees
Training
Consulting services associated with CCM implementation
Maintenance service

Documentation and collateral
CCM Pilot evaluation fees

Commission Calculation and Payment
----------------------------------
Commission amounts are calculated according to the Commission Schedule in Attachment A. Commissions are earned when ON receives a purchase order and the ASM's manager and the European Director of Finance have approved this purchase order. Commissions will be accrued during a given quarter and paid no later than 30 days after the end of the quarter. In the event that there is an open balance in the ASM's commission draw account, earned commissions will be applied to the draw balance as they become payable and, once the draw repayment has been satisfied, excess commissions will be paid to the ASM.

Credit and Commission Reversal
------------------------------
In the event that product is returned, payment is not completed within 120 days of invoice date or the contract between ON and the customer is dissolved, previously paid commissions and associated bonuses will be charged back to the ASM's commissions account at the original amount paid. If, as a result of the revenue reversal, a commission rate breakpoint was passed, commissions earned will be recalculated as if the cancellation order had never been booked. Charge backs will be assigned in full to the individuals who received initial commission payment for the sale.

Non-Commissionable Transactions
-------------------------------
Commissions will not be earned on the following types of transactions unless approved by the European Managing Director prior to an order. Custom engineering and special development charges; Freight; taxes, and insurance charges Order cancellation charges; Prom hardware and other hardware

Authority
---------
While you are considered a very important representative of ON, you are not legally considered an agent of the Company. You do not have the authority to commit the Company contractually to your customers or 3rd party contractors. Moreover, you may not modify, substitute, or delete any provisions of established pricing or contract working in ON agreements without written authorization form an officer of the Company.

Standards of Conduct
--------------------
ASM's shall devote full time professional efforts to selling ON's products and services. ASM's shall not enter into any independent commission or payment arrangements with any third parties as an inducement for assistance in closing an order.

Pricing Responsibility
----------------------
Each ASM is responsible for maintaining ON's established List Price. If reduced prices are offered to close a deal and the discount is outside on ON's established discount schedule, this special price should be first approved by the European Managing Director and the commission earned on the sale will be reduced accordingly. In the event that an offer made to close a deal includes items with different applicable commission rates, when evaluating the commission payable to ASM, each item of the proposal that is commissionable will be discounted with the same % discount across the board, by calculating the difference between the offer price and ON's established List Price. Items of the offer that are not commissionable will always be evaluated at their established List Price.

Acceptance
----------
Each participant in the Plan must acknowledge that he or she has read the Plan, understands its contents, and accepts its terms and conditions. Failure to sign and return the plan will result in withholding of commission payments.

I have received and agree to the above Compensation Plan.



Received and accepted:


______________________________________                 Date:____________________
Harald Faulhaber

   Attachment A to the Fiscal Year 2000 Commission Plan for Area Sales Manager

Area Sales Manager:  Harald Faulhaber
------------------

Territory Assignment:  Central and Southern Europe
--------------------

Territory Description:  Germany, Austria, Switzerland, Eastern Europe, Italy,
---------------------
Spain

Quota assignments for Fiscal Year 2000
--------------------------------------

Net Revenue in `000 DEM          Q1         Q2         Q3         Q4      Total
Software                       3,500      4,700      5,700      7,900     21,800
Hardware                         800        750        750        750      3,050
Consulting-PSO                   700        770      1,030      1,080      3,580
Maintenance                      900        980      1,080      1,200      4,160
Training                         520        930        550        880      2,880
Total                          6,420      8,130      9,110     11,810     35,470

Commission Rate Schedule:
------------------------

Software:  Commissions on software revenue that you generate for ON will be
--------
calculated using the following schedule:

Software Bookings accepted in FY2000                    Commission Rate
First DEM 5,000,000 of Software                              0.55%
Next DEM 5,000,000 of Software                               0.60%
Next DEM 5,000,000 of Software                               0.65%
Next DEM 5,000,000 of Software                               0.70%
Over DEM 20,000,000 of Software                              0.75%

Service and Support: All service and support revenues, including training,
-------------------
consulting services, maintenance, documentation, and software evaluation revenues, will earn commissions using the following schedule.

Services & support Bookings in FY 2000                  Commission Rate
First DEM 5,000,000 of Services                              0.55%
Next DEM 5,000,000 of Services                               0.60%
Over DEM 10,000,000 of Services                              0.60%

Hardware sales: All Hardware sales (NIC cards only) will carry a fixed
--------------
commission rate of 0.5% revenue provided that the Gross margin on Sales (Selling price - Purchase price of various components) is at least equal to 30% of the selling price.

Received and accepted:



______________________________________                   Dated:_________________
Harald Faulhaber

                                Harald Faulhaber
                                2001 Compensation
                            (Revised March 19, 2001)


--------------------------------------------
Date of Last Salary Increase    3 Aug 00
--------------------------------------------
2000 Base Salary               186,000DM
--------------------------------------------
2001 Proposed Salary           250,000DM
--------------------------------------------
Percentage Change                34.4%
--------------------------------------------
Comments:
--------------------------------------------

--------------------------------------------
2000 Target Bonus                    115%
--------------------------------------------------------------------------------
2001 Target Bonus & Commission       100%      (250,000DM at 100% performance)
--------------------------------------------------------------------------------
                                               (333,791DM at 105% performance)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------
2000 Actual Cash Compensation                                177,336DM
---------------------------------------------------------------------------
2000 Target Compensation                                     399,900DM
---------------------------------------------------------------------------
2001 Target Compensation                                     500,000DM
---------------------------------------------------------------------------
Percentage Change                                             +25.0%
---------------------------------------------------------------------------
Percentage Change
              Target 2001 vs. Actual 2000                      +29.5%
---------------------------------------------------------------------------

Bonus and Commission Breakout and Parameters:

Commission on Central European (C.E.) Revenue:
       80% paid quarterly  (.686% of 29,188,000DM {$14,010,000} = 200,000DM)
                .    Q1 paid in Q2:

                         . .686% of Q1 C.E. revenue if total Central European revenue equals or exceeds 3,488,000DM or

                         . .926% of Q1 C.E. revenue if total Central European revenue equals or exceeds 6,104,000DM

                .    Q2 paid in Q3:

                         . .686% of Q2 C.E. revenue if total Central European revenue equals or exceeds 3,947,000DM or

                         . .926% of Q2 C.E. revenue if total Central European revenue equals or exceeds 6,908,000DM

                .    Q3 paid in Q4:

                         . .686% of Q3 C.E. revenue if total Central European revenue equals or exceeds 4,805,000DM or .

                         . 926% of Q3 C.E. revenue if total Central European revenue equals or exceeds 8,408,000DM

                .    Q4 paid in Q1 of 2002:

                         . .686% of Q4 C.E. revenue if total Central European revenue equals or exceeds 5,273,000DM or

                         . .926% of Q4 C.E. revenue if total Central European revenue equals or exceeds 9,227,000DM

Individual performance (based upon achievement of BMOs):
         20% paid in one installment in Q1 of 2002  50,000DM


Individual MBOs
  .   Achieve Central European sales and operating profit targets
  .   Achieve at least 98% maintenance policy adherence beginning March 1
  . Manage Central European sales expenses to less than 32% of Central European software revenues
  .   Generate software license revenue of at 64% of total revenue

______________________________                                   _____________________________
Steven R. Wasserman                                              Harald Faulhaber
Geschaeftsfuehrer Wilma Vermoegensverwaltungs GmbH
CFO ON Technology Corporation